                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                                 SEQUENOM, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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

                                                               PRELIMINARY COPY

                                SEQUENOM, INC.
                            3595 John Hopkins Court
                          San Diego, California 92121
                                (858) 202-9000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2002

To The Stockholders Of Sequenom, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SEQUENOM, INC., a Delaware corporation, or the Company (the "Company"), will be held on Friday, May 31, 2002 at 10:00 a.m. local time at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 for the following purposes:

    1. To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's Bylaws to provide that the authorized number of directors will be set within a range of five to nine.

    3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 16, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Stephen Zaniboni

                                          Stephen L. Zaniboni
                                          Chief Financial Officer and Secretary

San Diego, California
April 24, 2002

 -----------------------------------------------------------------------------
 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
 -----------------------------------------------------------------------------

                                SEQUENOM, INC.
                            3595 John Hopkins Court
                          San Diego, California 92121
                                (858) 202-9000

                               -----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                                 May 31, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Sequenom, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 31, 2002 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3595 John Hopkins Court, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2002, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. The Company has retained Georgeson Shareholder at an estimated cost of $15,000 plus reimbursement of expenses to assist in the solicitation of proxies for the Annual Meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on April 16, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 2002 the Company had outstanding and entitled to
vote [      ] shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting by Telephone or Via the Internet

   Stockholders may grant a proxy to vote their shares by means of the telephone or the Internet. Proxies submitted by telephone or on the Internet must contain or be submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

Please refer to your proxy card to determine if you are eligible to vote either by telephone or via the Internet.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3595 John Hopkins Court, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is December 25, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must also do so by December 25, 2002. Stockholders are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a 2/3 majority of the directors then in office. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of seven members. At the Annual Meeting, the term of office of the two current Class II Directors shall expire. The nominees for election to this class are the current Class II Directors of the Company. If elected at the Annual Meeting, each nominee would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

  Class II Directors

Ernst-Gunter Afting, Ph.D., M.D.

   Ernst-Gunter Afting, Ph.D., M.D., 59, has served as a director of the Company since 1996. Since 1995, Dr. Afting has served as President of the National Research Center for Environment and Health, GSF, a governmental science research center in Munich. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris. He also headed the pharmaceutical division of Hoechst Group and was Chairman of the Divisional Pharmaceutical Board of Hoechst. He was a member of the advisory committee on Science and Technology to Chancellor Kohl from 1996 to 1997 and since 1996 has been a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. He earned a Ph.D. in Chemistry and an M.D. from the University of Freiburg/Breisgau.

John E. Lucas

   John E. Lucas, 70, has served as a director of the Company since 1998. Since 1999, Mr. Lucas has served as Chairman and Chief Executive Officer of EpiCept Corporation which develops topical pain control products. He has also served as an industry advisor to TVM Techno Venture Management since 1996. From 1996 to 2000, Mr. Lucas served as a management consultant to six biomedical companies. From 1994 to 1996, he was founder, President and Chief Executive Officer of American Scientific Resources, Inc. From 1991 to 1994, he held the positions of President, Chief Executive Officer and Chairman at Oxigene, Inc. and held similar positions from 1963 to 1991 at Luconex, Mast ImmunoSystems, Xoma, Millipore Ventures, Chemetrics and Oxford Laboratories. Mr. Lucas serves as a director of VitaResc AG and EpiCept Corporation. Mr. Lucas earned an MBA from Harvard University.

   The Board of Directors Recommends A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2003 Annual Meeting

  Class III Directors

Charles R. Cantor, Ph.D.

   Charles R. Cantor, Ph.D., 58, joined the Company as Chief Scientific Officer and Chairman of the scientific advisory board in August 1998. In May 2000, Dr. Cantor was appointed to the Company's Board of Directors. From 1992 until joining the Company, Dr. Cantor served as the chair of and as a professor in the department of biomedical engineering and biophysics, and Director of the Center for Advanced Biotechnology at Boston University. Prior to that time, Dr. Cantor held positions at Columbia University and the University of California, Berkeley. He was also Director of the Human Genome Center of the Department of Energy at Lawrence Berkeley Laboratory. Dr. Cantor published the first textbook on genomics, The Science and Technology of the Human Genome Project, and remains active in the Human Genome Project through his membership in a number of the project's advisory committees and review boards. He is a scientific advisor to ten biotech and life science companies and two venture capital firms. He is also a member of the National Academy of Sciences. Dr. Cantor earned his Ph.D. from the University of California, Berkeley.

Helmut Schuhsler, Ph.D.

   Helmut Schuhsler, Ph.D., 41, has served as the Chairman of the Board of Directors since 1996. Since 1998, Dr. Schuhsler has served as a managing partner at TVM Techno Venture Management, a German and U.S. venture capital firm. He has been with TVM since 1990 and has been responsible for over 25 healthcare investments of the firm. He is currently a member of the board of directors of several biotechnology and instrumentation companies, including Medigene AG and GPC Biotech. Dr. Schuhsler earned a Ph.D. in the Social and Economic Sciences from the University of Economics in Vienna.

Michael Fitzgerald

   Michael Fitzgerald, LL.B., LL.M., 43, has served as a director of the Company since September 2001. Mr. Fitzgerald was co-founder and Chairman of Gemini Genomics plc prior to its merger with the Company. Since 1987, Mr. Fitzgerald has acted as a consultant to and director of a number of companies, including Roxro Pharmaceutical, Inc. and Medcenter Holdings Inc. Mr. Fitzgerald is also the principal of Cloverleaf Holdings Limited, which provides advice on international banking and corporate legal services to clients in Australia, the United States and the United Kingdom. From 1981 to 1986, he served as an associate director and in-house banking and special projects counsel for the Hongkong Bank of Australia Limited in Sydney, Australia. He is admitted as a barrister in England and Wales, a barrister and solicitor in Victoria and a solicitor in New South Wales.

Directors Continuing in Office Until the 2004 Annual Meeting

  Class I Directors

Kris Venkat, Ph.D.

   Kris Venkat, Ph.D., 55, joined the Company as a member of its Board of Directors in February 2001. Dr. Venkat currently serves as Chairman and Chief Executive Officer of Sundari Enterprises, Inc. From 1992 to 2000, he served as Chairman and Chief Executive Officer of Phyton Inc. He also served as Chairman and Managing Director of Phyton GmbH in Germany from 1993 to 2000. Prior to joining Phyton Inc., Dr. Venkat served as President and Chief Executive Officer of Genmap, Inc. and held various positions at H.J. Heinz Company and Merck & Co. Dr. Venkat has participated as a founder, board member, and advisor in a number of high technology start-up companies. He currently serves as Chairman of Transvivo, Inc., Morphochem Inc., Automated Cell, Inc., Provid Research, Inc., Juelich Enzyme Products GmbH and Accentua Pharma AG, and serves as a director of Celsion Corp. Dr. Venkat was an advisor to the government of India on biotechnology development from 1988 to 1997 and since 1979 has been a visiting Professor of Biochemical Engineering at Rutgers University and has held various faculty positions at other major universities. Dr. Venkat earned his Ph.D. in chemical and biochemical engineering from Rutgers University.

Antonius Schuh, Ph.D.

   Antonius Schuh, Ph.D., 38, was appointed President, Chief Executive Officer and a director of the Company in May 2000. Dr. Schuh joined the Company's German subsidiary as Managing Director in December 1996 and was promoted to the Company's Executive Vice President, Business Development and Marketing, in 1998 when he moved to the Company's headquarters in San Diego, California. From 1993 until joining the Company, Dr. Schuh was with Helm AG, an international pharma/chemical trading and distribution corporation. While at Helm AG, he established and headed the Pharma Business Development Group and the associated technical and regulatory affairs department. Prior to that, from 1992 to 1993, he was with Fisons Pharmaceuticals. Dr. Schuh earned his Ph.D. in pharmaceutical chemistry from the University of Bonn, in Germany.

Board Committees and Meetings

   During the fiscal year ended December 31, 2001 the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; reviews the Company's quarterly financial results; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to internal controls, adequacy of staff and management performance and procedures in connection with the audit and financial reporting. The Audit Committee is composed of three outside directors: Dr. Afting, Mr. Lucas, and Dr. Schuhsler. It met three times during 2001. The members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has adopted a written charter for the Audit Committee.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Dr. Schuhsler, Mr. Lucas and Dr. Venkat. It met two times during 2001. The
Board of Directors has adopted a written charter for the Compensation Committee.

   The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three non-employee directors: Dr. Afting, Mr. Lucas, and Dr. Schuhsler. The Nominating Committee was established in February 2001 and did not meet during the last fiscal year.

   During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

          REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

   The Audit Committee of the Company (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Dr. Ernst-Gunter Afting, John E. Lucas, and Dr. Helmut Schuhsler. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. The independent accountants understand that they are accountable to our Board of Directors, not our management.

   In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants, including whether there were any off-balance sheet financing transactions or any transactions with related parties. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

   Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Audit Committee

Dr. Ernst-Gunter Afting
John E. Lucas
Dr. Helmut Schuhsler

--------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934 (the "1934 Act") whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

                                  PROPOSAL 2

                        APPROVAL OF AMENDMENT OF BYLAWS

   The Company's Bylaws, as currently in effect, provide that the number of directors may be set from time to time by at least 66 2/3% of the directors then in office or the holders of 66 2/3% of the shares of Common Stock then outstanding within a range of four and seven. The Board has set the number of directors currently at seven. The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Bylaws to provide that the range for the number of directors be set at five to nine.

   The proposed amendment to the Bylaws, if approved by the stockholders, would still require that the actual number of directors be fixed, within the authorized range, by resolution of 66 2/3% of the directors then in office or by 66 2/3% of the stockholders at the annual meeting of stockholders. Vacancies would still be filled only by a 2/3 majority of the directors then in office, and each director so chosen would hold office until a successor is duly elected. The proposed amendment, if approved, would not affect the existing requirement that the Company obtain the approval of the holders of at least
66 2/3% of the outstanding shares of the Company's Common Stock to change the range for the number of directors set in the Bylaws.

   If approved, the proposed amendment would provide the Board of Directors the ability to increase the size of the Board by up to two members. In 2001, in connection with its acquisition of Gemini Genomics plc, the Company agreed to elect to the Board an additional nominee designated by Michael Fitzgerald, a director of the Company, if Mr. Fitzgerald submitted such a nominee for election. If the proposed amendment is not approved by the stockholders, the Company could elect an additional nominee of Mr. Fitzgerald's only by asking one of its current directors to resign to create a vacancy. The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide the Board with the flexibility to add additional directors, including persons with relevant industry experience, to help guide and manage the Company.

   The affirmative vote of the holders of 66 2/3% of the shares outstanding at the record date will be required to approve the proposed amendment to the Bylaws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

       The Board of Directors Recommends A Vote In Favor Of Proposal 2.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements and for the reviews of the Company's interim financial statements was $214,265.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for information technology consulting services was $1,840.

   All Other Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $886,366.

   The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP was compatible with maintaining the auditor's independence.

       The Board of Directors Recommends A Vote In Favor Of Proposal 3.

                             SECURITY OWNERSHIP OF

                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 2002 by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

   Beneficial ownership has been determined in accordance with Rule 13d-3 under the 1934 Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                          Beneficial
                                                                         Ownership(1)
                                                                      -----------------
                                                                      Number of Percent
Beneficial Owner                                                       Shares   of Total
----------------                                                      --------- --------
Directors and Executive Officers**
Helmut Schuhsler, Ph.D.(2)........................................... 1,108,716   2.96%
Michael Fitzgerald(3)................................................   488,740   1.30%
Charles R. Cantor, Ph.D.(4)..........................................   362,216     *
Antonius Schuh, Ph.D.(5).............................................   326,000     *
Stephen L. Zaniboni(6)...............................................   262,929     *
Andreas Braun, Ph.D., M.D.(7)........................................   176,781     *
Delbert F. Foit, Jr.(8)..............................................   103,355     *
Ernst-Gunter Afting, Ph.D., M.D.(9)..................................    95,000     *
John E. Lucas(10)....................................................    52,685     *
Kris Venkat, Ph.D.(11)...............................................    22,885     *
All directors and executive officers as a group (13 persons)......... 3,024,015   8.07%
Five Percent Stockholders
Wellington Management Company, LLP(12)............................... 2,412,800   6.44%
GeneLink Holdings, Ltd.(13).......................................... 3,490,972   9.32%

--------
 *   Less than one percent.
 ** These beneficial owners can be reached at Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentages are based on 37,456,423 shares outstanding on January 31, 2002, adjusted as required by rules promulgated by the SEC.
 (2) Reflects 72,032 shares of Common Stock held of record by Dr. Schuhsler and 1,021,684 shares held by entities affiliated with TVM Techno Venture Management GmbH ("TVM Techno GmbH"). Dr. Schuhsler is the managing partner of TVM Techno GmbH and disclaims ownership of the shares beneficially held by the fund and its affiliates, except to the extent of his pecuniary interest therein. Also includes 15,000 shares of Common Stock underlying options.

 (3) Excludes 107,400 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Mr. Fitzgerald is still serving as a director of the Company.
 (4) Includes 26,249 shares of Common Stock that are subject to our right to repurchase. Excludes 115,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Dr. Cantor is still employed by or serving as a director of the Company.
 (5) Includes 115,750 shares held of record by Dr. Schuh, 25,417 of which are subject to our right of repurchase, and 210,250 shares held of record by trusts related to Dr. Schuh and beneficially owned by Dr. Schuh. Excludes 336,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Dr. Schuh is still employed by or serving as director of the Company.
 (6) Includes 100,817 shares held of record by Mr. Zaniboni, 33,281 of which are subject to our right to repurchase, and 162,112 shares held of record by trusts related to Mr. Zaniboni and beneficially owned by Mr. Zaniboni. Excludes 136,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Mr. Zaniboni is still employed by the Company.
 (7) Includes 41,874 shares of Common Stock that are subject to our right to repurchase. Excludes 136,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Dr. Braun is still employed by the Company.
 (8) Includes 40,785 shares held of record by Mr. Foit and 2,570 shares held of record by Mr. Foit's wife and beneficially owned by Mr. Foit. Also includes 60,000 shares of Common Stock underlying options, of which 31,249 are currently exercisable but subject to a right to repurchase. Excludes 67,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Mr. Foit is still employed by the Company.
 (9) Excludes 15,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Dr. Afting is still serving as a director of the Company.
(10) Excludes 15,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Mr. Lucas is still serving as a director of the Company.
(11) Includes 20,000 shares of Common Stock underlying options which are currently exercisable but subject to our right to repurchase. Excludes 15,000 shares of Common Stock underlying options that were surrendered to the Company in November 2001, pursuant to a voluntary stock option exchange program initiated by the Company, in exchange for replacement options to purchase the same number of shares that will be granted by the Company on May 31, 2002 if Dr. Venkat is still serving as a director of the Company.
(12) Reflects 2,412,800 shares beneficially owned by Wellington Management Company, LLP ("WMC") and held of record by investment advisory clients of WMC. Of the 2,412,800 shares beneficially owned, WMC has shared voting and investment power over 1,280,800 and 2,412,800 shares, respectively. The address for WMC is 75 State Street, Boston, MA 02109.
(13) The address for Genelink Holdings, Ltd. is 19 Boulevard de Suisse, MC 98000 Monaco.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   Directors currently receive no cash compensation from the Company for their services as members of the Board or for attendance at committee meetings. All directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Each non-employee director of the Company receives stock option grants under the Company's 1999 Stock Incentive Plan (the "1999 Plan"). Options granted under the 1999 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code (the "Code").

   Option grants to non-employee directors under the 1999 Plan are non-discretionary. On the date of the annual meeting of stockholders each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months is automatically granted under the 1999 Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 15,000 shares of Common Stock of the Company. These options become fully exercisable upon the optionee's completion of one year of continuous service as a non-employee director, measured from the grant date. After January 31, 2000, each director who is elected for the first time to be a non-employee director of the Company is automatically granted under the 1999 Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 15,000 shares upon the date of initial election to the Board of Directors, whether by the Board or stockholders of the Company, provided the individual has not previously been employed as an employee by the Company or any parent or subsidiary corporation. These options may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to one-third of the option shares. The remaining option shares become exercisable in two equal annual installments upon the completion of each additional year of service as a non-employee board member.

   The exercise price of options granted to non-employee directors under the 1999 Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The term of the options granted to non-employee directors under the 1999 Plan is ten years. The 1999 Plan will terminate on November 6, 2009, unless earlier terminated by the Board. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company in which the Company is not the acquiror, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

Compensation of Executive Officers

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers").

   In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of the Company's salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

                          SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                             Annual Compensation            Awards/
                                    ----------------------------------     Securities
                                                           Other Annual    Underlying     All Other
Name and Principal Position Year    Salary ($) Bonus ($) Compensation ($) Options (#)  Compensation ($)
--------------------------- ----    ---------- --------- ---------------- ------------ ----------------
 Antonius Schuh............ 1999     187,223     10,000           --         50,000         23,126(1)
  President and Chief       2000     265,883    110,000           --        186,000        551,926(2)
  Executive Officer         2001     310,000    155,000           --        150,000        219,240(6)

 Stephen L. Zaniboni....... 1999     185,208     10,000           --         50,000         17,084(1)
  Chief Financial Officer   2000     234,508     35,000           --         86,000        469,964(2)
                            2001     260,000    130,000           --         50,000        190,903(6)

 Charles R. Cantor......... 1999     180,000     21,000       30,000(3)     100,000        207,200(1)
 Chief Scientific Officer   2000     246,250     46,000           --         65,000        699,252(2)
                            2001     281,000    135,000           --         50,000        205,250(6)

 Andreas Braun............. 1999     145,917     10,000           --        130,000             --
  Chief Medical Officer     2000     197,191     60,000           --         86,000        556,016(2)
                            2001     230,000     55,000           --         50,000        228,783(6)

 Delbert F. Foit, Jr....... 1999(5)  126,000      7,432           --        100,000             --
  Chief Operating Officer   2000     210,721     10,000           --         47,000         28,500(4)
                            2001     240,300     55,000           --         20,000             --

--------
(1) Represents income from the exercise of non-qualified stock options in 1999.
(2) Represents income from the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to certain executive officers in 1999 and 2000 related to their exercise of stock options.
(3) Other annual compensation for Dr. Cantor during 1999 represents payment for his services as chief of the Company's scientific advisory board.
(4) Other compensation for Mr. Foit includes, for 2000, $25,000 paid in connection with his relocation to the Company's corporate headquarters in San Diego and $3,500 paid in connection with various housing and living expenses.
(5) Mr. Foit joined the Company as Chief Operating Officer in April 1999.
(6) Includes income from the Company's forgiveness, in May 2001, of an aggregate of $828,823 in loans granted to certain executive officers in 2000 and 2001. These loans were used by the executive officers to pay individual tax liability associated with the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to such executive officers in 1999 and 2000 related to their exercise of stock options.

                       STOCK OPTION GRANTS AND EXERCISES

   The Company has granted options to its executive officers under its 1994 Stock Plan, 1998 Stock Option/Stock Issuance Plan, and the 1999 Plan (collectively, the "Plans"). As of December 31, 2001, options to purchase a total of 1,089,384 shares were outstanding under the Plans and options to purchase 2,976,537 shares remained available for grant under the 1999 Plan.

   The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable
                                                                     Value at Assumed Annual
                                                                      Rates of Stock Price
                                                                     Appreciation for Option
                                      Individual Grants                      Term(1)
                         ------------------------------------------- -----------------------
                                     Percent of
                         Number of      Total
                         Securities    Options
                         Underlying  Granted to  Exercise
                          Options     Employees  Or Base
                          Granted     in Fiscal   Price   Expiration
Name                        (#)      Year (%)(3)  ($/Sh)     Date      5% ($)      10% ($)
----                     ----------  ----------- -------- ----------  ---------   ---------
Antonius Schuh..........  150,000(2)    13.74     15.60     6/1/11   1,471,613   3,729,357
Stephen L. Zaniboni.....   50,000(2)     4.58     15.60     6/1/11     490,538   1,243,119
Charles R. Cantor.......   50,000(2)     4.58     15.60     6/1/11     490,538   1,243,119
Andreas Braun...........   50,000(2)     4.58     15.60     6/1/11     490,538   1,243,119
Delbert F. Foit, Jr.....   20,000(2)     1.83     15.60     6/1/11     196,215     497,248

--------
(1) The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.
(2) The options granted become exercisable on a monthly basis following the date of grant at the rate of 1/48th of the shares subject to the option per month for four years or, earlier based upon a factor derived from the Company's total market capitalization relative to comparable/competing companies. The options expire ten years from the date of grant, or earlier upon termination of employment. Upon a change of control of the Company in which the Company is not the acquiror, all unvested stock options become fully exercisable.
(3) Based on 1,091,700 options granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

                          Shares             Number of Securities    Value of Unexercised in-the-
                         Acquired           Underlying Unexercised     Money Options at FY-End
                            on     Value   Options at 12/31/2001 (#)            ($)(1)
                         Exercise Realized ------------------------- ----------------------------
                           (#)      ($)    Exercisable Unexercisable Exercisable    Unexercisable
Name                     -------- -------- ----------- ------------- -----------    -------------
Antonius Schuh..........    --       --          --         --              --           --
Stephen L. Zaniboni.....    --       --          --         --              --           --
Charles R. Cantor.......    --       --          --         --              --           --
Andreas Braun...........    --       --          --         --              --           --
Delbert F. Foit, Jr.....    --       --      60,000         --         460,200           --

--------
(1) Based on the fair market value of the Company's Common Stock at December
    31, 2001, $10.67 per share less the exercise price payable for such options.

                             EMPLOYMENT AGREEMENTS

   Dr. Schuh's employment agreement with the Company provides for an annual salary of $300,000, subject to periodic increases by the Board of Directors at its discretion, and a one-time signing bonus of $100,000. Dr. Schuh is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Dr. Schuh has been granted options to purchase an aggregate of 666,000 shares of Company Common Stock under the Plans. Dr. Schuh has exercised a portion of these options. If Dr. Schuh's employment is terminated without cause, Dr. Schuh will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until one year has elapsed after termination, whichever is earlier.

   Mr. Zaniboni's employment agreement with the Company provides for an annual salary of $250,000, subject to periodic increases by the Board of Directors at its discretion. Mr. Zaniboni is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's discretion. In connection with his employment, Mr. Zaniboni has been granted options to purchase an aggregate of 396,000 shares of Company Common Stock under the Plans. Mr. Zaniboni has exercised a portion of these options. If Mr. Zaniboni's employment is terminated without cause, Mr. Zaniboni will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

   Dr. Cantor's employment agreement with the Company provides for an annual salary of $180,000, subject to periodic increases by the Board of Directors at its discretion. The Company has agreed to reimburse Dr. Cantor for the costs associated with up to 12 visits per year to Boston University. Dr. Cantor is required to make such trips in connection with his leave of absence from the university. In connection with his employment, Dr. Cantor has been granted options to purchase an aggregate of 466,000 shares of Company Common Stock under the Plans. Dr. Cantor has exercised a portion of these options. If Dr. Cantor's employment is terminated without cause, Dr. Cantor will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

   Dr. Braun's employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors at its discretion. Dr. Braun is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Dr. Braun has been granted options to purchase an aggregate of 386,000 shares of Company Common Stock under the Plans. Dr. Braun has exercised a portion of these options. If Dr. Braun's employment is terminated without cause, Dr. Braun will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

   Mr. Foit's employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors at its discretion. Mr. Foit is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Mr. Foit has been granted options to purchase an aggregate of 167,000 shares of Company Common Stock under the Plans. Mr. Foit has exercised a portion of these options. If Mr. Foit's employment is terminated without cause, Mr. Foit will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

Compensation Committee Report(1)

   The Compensation Committee of the Board of Directors (the "Committee") is currently composed of Dr. Helmut Schuhsler, Dr. Kris Venkat and John E. Lucas, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The CEO and the other executive officers were not present during the discussion of their compensation.

Compensation Philosophy

   The primary goal of the compensation program is to align compensation with business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Key elements of this philosophy are:

  . The Company pays competitively with biotechnology companies with which the Company competes for talent.

  . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Base Salary

   The Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. Consistent with this policy, the

--------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act, or the 1934 Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Committee considered the 2001 base salary for all executive officers. Drs. Schuh and Cantor and Messrs. Zaniboni and Braun elected to receive loan forgiveness in lieu of a 2001 salary increase. See "Other Compensation" below. Mr. Foit received a merit increase in base salary for 2001 of approximately 9%. Under the terms of their employment agreements, certain of the Company's executive officers are entitled to annual non-discretionary bonuses. During 2001, the Committee incorporated these bonuses into such executive officers' base salaries.

Bonus

   The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During each fiscal year, the Compensation Committee reviews and approves the annual performance objectives for the Company and the individual officers. The Company's objectives typically consist of specific operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. For fiscal year 2001, the Compensation Committee determined that the primary goals in building stockholder value were:

  .   Achieving the Company's 2001 revenue goal;

  . Entering into significant collaboration agreements with leading pharmaceutical/life science companies;

  . Completion of the screening of all human genes in a healthy population to determine the subset of genes with a strong association to morbidity; and

  . Establishment of the SNP Portal including all assays developed by the Company that are available for sale to MassArray customers.

   For 2001, the Committee set a range of 23% to 50% of salary for executive officer discretionary bonuses. Within that range, the Committee set the bonus for each executive officer based on the Company's achievement of its goals and the Committee's subjective evaluation of the individual's performance. In the past several years, based upon the Company's degree of achievement of then specified corporate goals, the Company has consistently paid bonuses to executive officers.

Long Term Incentives

   The Company's long-term incentive program consists of equity incentives granted under the Plans. The Plans utilize vesting periods, generally four years, to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

   In fiscal year 2001, the Company issued certain of its executive officers stock options with accelerated vesting provisions. The options vest in equal monthly installments over a period of four years or, earlier based on the Company's total market capitalization relative to comparable and competing companies.

   In November 2001, the Company initiated a voluntary stock option exchange program for its employees, officers and board members. As a result of a decline in the price of the Company's Common Stock during fiscal year 2001, the exercise prices associated with the majority of the Company's outstanding stock options were higher than the market price of the Company's Common Stock. The Board of Directors determined that these options were not attractive or effective as an incentive to retain and motivate employees and were unlikely to be exercised. By offering employees, officers and board members the opportunity to exchange certain of their stock options, the Company intends to provide its employees with the benefit of holding stock options that over time may have a greater potential to increase in value, and thereby create better incentives for its employees to remain with the Company and to contribute to the attainment of its business and financial objectives and the creation of value for its stockholders.

   Pursuant to the terms of the program, employees, officers and board members of the Company were offered the opportunity to exchange all outstanding options to purchase shares of the Company's Common Stock with an exercise price equal or greater than $10.00 per share for replacement options to purchase shares of the Company's Common Stock. The replacement options will be granted on May 31, 2002 and will have an exercise price equal to the fair market value of the Company's Common Stock on that date. Each replacement option will be subject to the same vesting schedule and have the same vesting commencement date as the option that it replaces. The Named Executive Officers exchanged an aggregate of 790,000 options pursuant to the program.

Other Compensation

   In 2000 and 2001, the Company loaned an aggregate of $800,686 to certain of its executive officers, including the Company's CEO, under the terms of promissory notes and stock pledge agreements. These loans were used by the executive officers to pay individual tax liability associated with the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to such executive officers in 1999 and 2000 related to their exercise of stock options. In May 2001, the Committee approved the forgiveness of the remaining principal amount of such loans, plus any accrued interest.

Chief Executive Officer Compensation

   The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the Company's CEO. Dr. Antonius Schuh's salary is currently set at $310,000. Dr. Schuh's base salary reflects the Board's subjective assessment of
(1) his performance, (2) his skills in relation to other CEOs in the Company's industry, (3) the Board's confidence in his ability to lead the Company's continued development, and (4) the Board's assessment of the Company's performance.

   In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. Dr. Antonius Schuh was granted 150,000 stock options in 2001. The options vest in equal monthly installments over a period of four years or, earlier based on the Company's total market capitalization relative to comparable and competing companies.

   In 2001, the Committee set a target bonus for Dr. Schuh of up to $155,000. As discussed above, the CEO's actual bonus is dependent on the Company's achieving certain performance goals set by the Committee and the Committee's subjective evaluation of his performance. Compared to other comparable biotechnology companies surveyed by the Company, the CEO's base salary, stock options, and discretionary cash bonus are in the mid-range.

Certain Tax Considerations

   Section 162(m) of Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The Board of Directors has not established a formal policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance based compensation."

Compensation Committee

John E. Lucas
Dr. Helmut Schuhsler
Dr. Kris Venkat

Performance Measurement Comparison(1)

   The following graph compares the cumulative total stockholder return on the Company's Common Stock between February 1, 2000 (the date the Company's Common Stock commenced public trading) and December 31, 2001 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) ("Nasdaq") and (ii) the Nasdaq Biotechnology Index (the "Nasdaq Biotech"), over the same period. This graph assumes the investment of $100.00 on February 1, 2000 in the Company's Common Stock, the Nasdaq and the Nasdaq Biotech, and assumes the reinvestment of dividends, if any.

                                    [CHART]

            SEQUENOM, INC.       NASDAQ STOCK MARKET (U.S.)       NASDAQ BIOTECHNOLOGY
2/1/2000       100.00                     100.00                         100.00
  3/2000       151.44                     113.32                         105.09
  6/2000       174.52                      98.53                         116.65
  9/2000       162.02                      90.67                         126.08
 12/2000        53.85                      60.71                         103.96
  3/2001        32.69                      45.32                          73.49
  6/2001        53.85                      53.41                          97.15
  9/2001        26.92                      37.06                          71.20
 12/2001        41.04                      48.17                          87.12


--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The Nasdaq Biotechnology Index is calculated using an equal-dollar weighing methodology.

                             CERTAIN TRANSACTIONS

   The Company has entered into employment agreements with certain of its officers. See "Employment Agreements."

   In September 2001, the Company completed its acquisition of Gemini Genomics plc, a company registered under the Companies Act of 1985 of Great Britain, as amended. As a result of the merger, the Company issued 12,950,836 shares of its Common Stock and assumed options and warrants to purchase approximately 1.5 million shares of its Common Stock. In addition, the Company paid cash to Gemini shareholders in lieu of any fractional shares. Andreas Braun, an executive officer of the Company, received 80 shares of the Company's Common Stock in the merger. Michael Fitzgerald, a director of the Company, received
(i) options to purchase 107,400 shares of the Company's Common Stock in exchange for his unexercised Gemini options and (ii) 3,979,728 shares of the Company's Common Stock in the merger (including shares received by companies that were affiliated with Michael Fitzgerald at the time of the September 2001 Gemini acquisition). On September 20, 2001, the Company entered into a Registration Rights Agreement with Mr. Fitzgerald and companies that were affiliated with Mr. Fitzgerald at the time of the Gemini acquisition pursuant to which it granted certain registration rights with respect to all such securities. There were no other material relationships between the Company or any of its affiliates, directors or officers and the persons to whom the Company issued shares of Common Stock in the merger.

   In 2000 and 2001, the Company loaned an aggregate of $800,686 to certain of its executive officers under the terms of promissory notes and stock pledge agreements. The notes bore interest at the applicable federal rate in existence when the notes were made. These loans were used by the executive officers to pay their individual tax liability associated with the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to such executive officers in 1999 and 2000 related to their exercise of stock options. In May 2001, the Compensation Committee of the Board of Directors approved the forgiveness of the remaining principal amount of such loans, plus any accrued interest, as follows: $214,542 to Dr. Schuh, $185,573 to Dr. Zaniboni, $205,000 to Dr. Cantor and $223,708 to Dr. Braun.

   In November 2001, the Company initiated a voluntary stock option exchange program for its employees, officers and board members. Pursuant to the terms of the program, employees, officers and board members of the Company were offered the opportunity to exchange all outstanding options to purchase shares of the Company's Common Stock with an exercise price equal or greater than $10.00 per share for replacement options to purchase shares of the Company's Common Stock. The replacement options will be granted on May 31, 2002 and will have an exercise price equal to the fair market value of the Company's Common Stock on that date. Each replacement option will be subject to the same vesting schedule and have the same vesting commencement date as the option that it replaces. The Named Executive Officers exchanged an aggregate of 790,000 options pursuant to the program, and the Company's outside directors exchanged an aggregate of 152,400 options pursuant to the program.

   The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Stephen Zaniboni

                                          Stephen L. Zaniboni
                                          Chief Financial Officer and Secretary

April 24, 2002

                             YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF THREE WAYS:

                        Option 1: Vote over the Internet

1.   Read the accompanying Proxy Statement.
2. Have your 12-digit control number and company number located on your voting ballot available.
3.   Point your browser to http://proxy.georgeson.com.
4.   Follow the instructions. You will be given two choices:
     . You can simply cast your vote; or
     . You can cast your vote and register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.

                                       or

                           Option 2: Vote by telephone

1.   Read the accompanying Proxy Statement.
2.   Have your 12-digit control number located on your voting ballot available.
3.   Using a touch-tone phone, call, toll-free: 1-800-790-4577
4.   Follow the recorded instructions.

                                       or


                         Option 3: Vote by Paper Ballot

1.   Read the accompanying Proxy Statement.
2. Mark your vote on the enclosed paper ballot and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or the telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help Sequenom reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

         --------------                                 --------------
         COMPANY NUMBER                                 CONTROL NUMBER
         --------------                                 --------------


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
[X} Please mark
    votes as in this
    example.



MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. PROPOSAL 1: To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.
            Nominees: Ernst-Gunter Afting, Ph.D. and John E. Lucas

For all nominees listed below (except as marked to the contrary below).
                          [ ]


WITHHOLD AUTHORITY to vote for all nominees listed below
                          [ ]

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2: To approve an amendment to the Company's Bylaws to provide that the authorized number of directors will be set within a range of five to nine.

                 FOR          AGAINST          ABSTAIN
                 [ ]            [ ]              [ ]

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 3: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

                 FOR          AGAINST          ABSTAIN
                 [ ]            [ ]              [ ]


Dated _______________________________________________

_____________________________________________________

_____________________________________________________
Signature(s)


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in the partnership's name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                 SEQUENOM, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2002

            The undersigned hereby appoints Antonius Schuh, Ph.D. and Stephen L.
 P Zaniboni, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sequenom, Inc. (the "Company") which the undersigned may be entitled to
 R vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 on Friday, May 31, 2002 at 10:00 a.m. local time, and at
 O any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following
 X instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

 Y          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED
     FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE                                                          SEE REVERSE
   SIDE         (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)            SIDE